MUTUAL TERMINATION AGREEMENT

This Mutual Termination Agreement (this “Agreement”) is entered into as of May 7, 2026 (the “Effective Date”), by and between Avai Bio, Inc., a corporation organized under the laws of the State of Nevada with its registered address at 5348 Vegas Drive, Las Vegas, NV, 89108, United States, formerly known as Avant Technologies Inc. (the “AVAI”), and Ainnova Tech Inc., a corporation with its registered address at 440 Louisiana Street, Lyric Tower Houston, TX 77002, United States of America (the “Ainnova”). AVAI and Ainnova may each be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into certain Joint Venture and License Agreement dated November 8, 2024, which became effective as of November 11, 2024 (the “License Agreement”), pursuant to which the Parties agreed to form a Nevada corporation known as Ai-Nova Acquisition Corp. (“AAC”) for the purpose of developing, commercializing, and licensing certain artificial intelligence technologies for medical and healthcare applications;

WHEREAS, pursuant to the License Agreement, AVAI agreed to provide funding, capital resources, and management support to AAC, while Ainnova agreed to contribute its proprietary technology, including its Vision AI and retinal scanning software and related intellectual property;

WHEREAS, the Parties now mutually desire to terminate the License Agreement, discontinue the contemplated joint venture activities, and dissolve and close AAC, in order to focus on their respective independent business operations; and

WHEREAS, the Parties intend that this Agreement constitute the full, final, and mutual understanding and release of all rights and obligations arising under or in connection with the License Agreement and AAC.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. TERMINATION OF LICENSE AGREEMENT

1.1 Termination.

Effective as of the Effective Date, the License Agreement is hereby terminated in its entirety and shall be of no further force or effect.

1.2 No Further Obligations.

Except as expressly set forth herein, neither Party shall have any further obligations, rights, or liabilities to the other under the License Agreement, whether arising prior to or after the Effective Date.

2. DISSOLUTION OF AI-NOVA ACQUISITION CORP.

2.1 Agreement to Dissolve.

The Parties acknowledge and agree that the joint venture corporation, Ai-Nova Acquisition Corp. (“AAC”), shall be formally dissolved and its corporate existence terminated in accordance with the laws of the State of Nevada.

2.2 Dissolution Procedure.

AVAI shall take the lead in coordinating the dissolution process, including the preparation and filing of the Articles of Dissolution and any related corporate, tax, or regulatory filings. Ainnova shall cooperate fully and execute any documents reasonably necessary to complete such dissolution.

2.3 Allocation of Costs.

All costs and expenses associated with the dissolution of AAC, including filing fees and administrative costs, shall be borne equally by the Parties, unless otherwise agreed in writing.

2.4 Winding-Up.
Any remaining assets, property, or records of AAC shall be disposed of or distributed as agreed by the Parties, consistent with applicable law. Each Party shall retain ownership of its contributed assets, intellectual property, and materials as set forth in Section 4 below.

3. MUTUAL RELEASE

3.1 Release by AVAI.

AVAI hereby releases and forever discharges Ainnova and its officers, directors, shareholders, affiliates, successors, and assigns from any and all claims, actions, causes of action, suits, debts, obligations, or liabilities of any kind, known or unknown, arising out of or relating to the License Agreement or AAC.

3.2 Release by Ainnova.

Ainnova hereby releases and forever discharges AVAI and its officers, directors, shareholders, affiliates, successors, and assigns from any and all claims, actions, causes of action, suits, debts, obligations, or liabilities of any kind, known or unknown, arising out of or relating to the License Agreement or AAC.

3.3 Mutual Intent.

The Parties acknowledge that these mutual releases are intended to constitute a full, final, and complete settlement of any and all matters arising between them relating to the License Agreement or AAC, except as otherwise expressly provided herein.

4. RETURN AND RETENTION OF PROPERTY

4.1 Intellectual Property.

Each Party shall retain all right, title, and interest in and to any intellectual property, proprietary technology, trade secrets, and know-how that it owned or developed prior to or independent of the License Agreement.

4.2 No Licenses.

All licenses, sublicenses, or rights granted under the License Agreement are hereby revoked as of the Effective Date, and no rights to use, reproduce, distribute, or exploit the other Party’s intellectual property shall survive termination.

4.3 Return of Materials.

Each Party shall promptly return or destroy any confidential or proprietary materials belonging to the other Party that remain in its possession, except that each Party may retain one copy for legal and compliance purposes.

5. CONFIDENTIALITY

The confidentiality provisions set forth in the License Agreement shall survive this termination and remain in full force and effect. Each Party agrees to maintain the confidentiality of the other Party’s proprietary information and to use it solely for purposes consistent with applicable law and this Agreement.

6. REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants that:

(a) it has the full right, power, and authority to enter into this Agreement;

(b) this Agreement has been duly authorized and executed and constitutes a valid and binding obligation;

(c) it has not assigned or transferred any rights or obligations under the License Agreement to any third party; and

(d) execution of this Agreement does not violate any other agreement or legal obligation to which it is subject.

7. NO ADMISSION OF LIABILITY

Nothing in this Agreement shall be construed as an admission of liability, wrongdoing, or fault by either Party. The Parties expressly deny any such liability or wrongdoing.

8. PUBLIC DISCLOSURE AND SEC COMPLIANCE

8.1 Public Company Reporting.

AVAI acknowledges that, as a reporting issuer, it is required to file this Agreement or a summary thereof with the U.S. Securities and Exchange Commission (“SEC”) pursuant to Item 1.02 of Form 8-K and applicable securities laws.

8.2 Coordination of Disclosure.

The Parties agree to coordinate the content of any press release, public statement, or SEC filing concerning this termination to ensure accuracy and compliance with disclosure obligations.
No Party shall issue any press release or make any public statement regarding this Agreement without the prior written consent of the other Party, unless required by law or regulation.

9. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict-of-law principles.

10. ENTIRE AGREEMENT

This Agreement constitutes the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations, or understandings, whether oral or written.

11. AMENDMENTS AND WAIVERS

No amendment or modification of this Agreement shall be valid unless in writing and signed by both Parties. No waiver of any provision shall be effective unless in writing and signed by the Party against whom enforcement is sought.

12. COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Signatures transmitted electronically or by PDF shall be deemed original signatures for all purposes.

SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Mutual Termination Agreement as of the Effective Date.

AVAI BIO INC.	AINNOVA TECH INC.

By: /s/ Chris Winter	By: /s/ Marcos Vinicio Vargas Flores
Name: Chris Winter	Name: Marcos Vinicio Vargas Flores
Title: Chief Executive Officer	Title: Chief Executive Officer
Date: May 7, 2026	Date: May 7, 2026